EMPLOYMENT AGREEMENT

         This Agreement is effective May 1, 2000 (the "Effective Date"), by and between Starcraft Corporation, an Indiana corporation ("Employer"), and Richard
J. Mullin ("Employee").

                               W I T N E S S E T H

         WHEREAS, Employee is employed by Employer as its Chief Financial Officer for itself and each of its subsidiaries and affiliates, except Tecstar ("Job Responsibilities");

         WHEREAS, Employer desires to provide fair and reasonable benefits to Employee on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, Employer desires reasonable protection of its confidential business and customer information which it has developed over the years at substantial expense and assurance that Employee will not compete with Employer for a reasonable period of time after termination of his employment with Employer, except as otherwise provided herein.

         NOW, THEREFORE, in consideration of these premises, the mutual covenants and undertakings herein contained and the continued employment of Employee to perform Job Responsibilities for Employer, Employer and Employee, each intending to be legally bound, covenant and agree as follows:

          1. Upon the terms and subject to the conditions set forth in this Agreement, Employer employs Employee to perform Job Responsibilities for
Employer, and Employee accepts such employment. Employee will devote best efforts to the service of Employer, to perform such duties as may be assigned and not to engage in other employment and/or activities that conflict with or impair his obligations as an employee of Employer.

          2. Employee agrees to serve as Employer's Chief Financial Officer for Employer and its subsidiaries in connection with the Job Responsibilities and to perform such Job Responsibilities in that office as may reasonably be assigned to him by Employer's President, or Board of Directors, from time to time. Employee shall devote substantially all his business time and efforts to Employer's business and shall not engage in any other business.

          3. The term of this Agreement shall begin on the "Effective Date" and shall end on the date which is one (1) year following such date (the "Anniversary Date"); provided, however, that such term shall be extended for additional one (1) year terms on each Anniversary Date, unless either party hereto gives written notice to the other party not to so extend within ninety
(90) days prior to such Anniversary Date, in which case no further extension shall occur and the term of this Agreement shall end on the Anniversary Date as of which the notice not to extend is given (such term, including any extension thereof shall herein be referred to as the "Term"). A notice not to extend by either party shall be a termination of employment prior to expiration of the Term of this Agreement for all purposes of this Agreement, including section 7 and section 8 hereof. Such notice not to extend shall be in the form of the "Notice of Termination" defined in section 10 hereof, and shall contain specific reference to specific provisions of section 7 hereof relied upon for any such termination on the Anniversary Date or otherwise.

          4. Employee shall receive an annual salary of One Hundred Sixty-five Thousand Dollars ($165,000) ("Base Compensation") payable at regular intervals in accordance with Employer's normal payroll practices now or hereafter in effect. Employer may consider and declare from time to time increases in the salary it pays Employee and thereby increases in his Base Compensation. Employer may also declare decreases in the salary it pays Employee if the operating results of Employer are significantly less favorable than those for the fiscal year then ending, and Employer makes similar decreases in the salary it pays other senior executive officers of Employer.

          5. So long as Employee is employed pursuant to this Agreement, he shall be included as a participant in all present and future employee benefit, retirement, and compensation plans generally available to employees of Employer, consistent with his Base Compensation, his Job Responsibilities and his position as Chief Financial Officer of Employer and its subsidiaries, including, without limitation, Employer's 401(k) plan, stock incentive plan, Executive Bonus Plan, split dollar life insurance program, and group life insurance plans (collectively, "Benefit Plans").

          6. So long as Employee is employed by Employer pursuant to this Agreement, Employee shall receive reimbursement from Employer for all reasonable business expenses approved by Employer, upon submission to Employer of written vouchers and statements for reimbursement.

          7. Subject to the respective continuing obligations of the parties, including but not limited to those set forth in subsections 8(A), 8(B), 8(C) and 8(D) hereof, Employee's employment by Employer may be terminated effective on any Anniversary Date or otherwise prior to the expiration of the Term of this Agreement as follows:

         (A) Employer, upon written notice to Employee, may terminate Employee's employment with Employer at any time for cause. For purposes of this subsection 7(A), "cause" shall be defined as
                  (i) misconduct, (ii) breach of fiduciary duty involving personal profit, (iii) intentional failure to perform stated duties, (iv) conviction of a violation of any law, rule, or regulation (other than minor traffic violations), or (v) any breach of any term, condition or covenant of this Agreement.

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         (B)      Employer  may  fail to  renew  this  Agreement  effective  any
                  Anniversary Date, or may terminate Employee's employment with Employer at any time, without cause.

         (C) Employee, by written notice to Employer, may terminate his employment with Employer at any time for cause. For purposes of this subsection 7(C), "cause" shall be defined as (i) any action by Employer to remove Employee as Chief Financial
                  Officer of Employer and its subsidiaries, except where the Employer acts to remove Employee from such office for "cause" as defined in subsection 7(A) hereof, or (ii) breach by Employer of a term, condition or covenant of this Agreement.

         (D) Except as otherwise provided in section 3 regarding nonrenewal on any Anniversary Date, and in addition thereto, Employee, at any time and upon thirty (30) days written notice to Employer, may terminate his employment with Employer without cause.

          8. In the event of termination of Employee's employment with Employer pursuant to section 7 hereof, which shall include a nonrenewal of this Agreement on any Anniversary Date as provided in section 3 hereof, compensation shall continue to be paid by Employer to Employee as follows:

         (A) In the event of termination for cause by Employer or without cause by Employee pursuant to subsection 7(A) or 7(D), respectively, compensation provided for herein (including Base Compensation) shall continue to be paid, and Employee shall continue to participate in the Benefit Plans and other perquisites as provided in sections 5 and 6 hereof, through the date of termination specified in the notice of termination. Any benefits payable under such Benefit Plans as a result of Employee's participation in such plans through such date shall be paid when due under those plans. The date of termination specified in any notice of termination pursuant to subsection 7(A) shall be no later than the last business day of the month in which such notice is provided to Employee.

         (B) In the event of termination without cause by Employer or with cause by Employee pursuant to subsection 7(B) or 7(C), respectively, compensation provided for herein (including Base Compensation) shall continue to be paid, and Employee shall continue to participate in the Benefit Plans and other perquisites as provided in sections 5 and 6 hereof, through the date of termination specified in the notice of termination. Any benefits payable under such Benefit Plans as a result of Employee's participation in such plans through such date shall be paid when due under those plans. In addition, Employee shall be entitled to continue to receive from Employer his Base Compensation at the rates in effect at the time of termination and benefits under the health and life insurance plans for one (1) additional six (6) month period, provided, however that Employer will not maintain any other Benefit Plan for the continued benefit of Employee and his dependents during such period.

         9. In order to induce Employer to enter into this Agreement, Employee agrees as follows:

         (A) Unless otherwise required to do so by law, including the order of a court or government agency, Employee shall not divulge or furnish trade secrets (as defined in IND. CODE Sec. 24-2-3-2) of Employer or any confidential information acquired by him while employed by Employer concerning the policies, plans, procedures or customers of Employer to any person, firm or corporation, other than Employer or upon its written request, or use any such trade secret or confidential information directly or indirectly for Employee's own benefit or for the benefit of any person, firm or corporation other than Employer, since such trade secrets and confidential information are confidential and shall at all times remain property of Employer.

         (B) That during his employment with Employer, and for a period of one (1) year after termination of Employee's employment by Employer for reasons other than those set forth in subsections 7(B) or (C) of this Agreement, Employee shall not: (a) compete, directly or indirectly, with the business of Employer (and any of its subsidiaries or affiliates) as conducted during the term of this Agreement (defined as van, sport utility, bus, and truck conversions and original equipment manufacturer approved supplier), or have any interest (including any interest or association, including but not limited to, that of owner, part owner, partner, shareholder, director, officer, employee, agent, consultant, lender or advisor) in any person, firm or entity which competes with Employer in the geographic area described on the attached Exhibit A (each such person, firm or entity is referred to as "Competitor"); (b) solicit or accept business for or on behalf --------- of any Competitor; (c) solicit, induce or persuade, or attempt to solicit, induce or persuade, any person to work for or provide services to or provide financial assistance to, any Competitor; (d) solicit or accept for or on behalf of or for the benefit of any Competitor, any business from any person, firm or entity which during the term of this Agreement was a vendor or supplier to, or subcontractor for, or commercial purchaser from, Employer; or (e) engage in any business, either as an owner or representative or employee or otherwise, that is competitive with any business engaged in by Employer or any of its affiliates if my involvement in such business would require the performance of duties and acceptance of responsibilities the same or substantially similar to those performed and assumed during Employee's employment with Employer. Employee recognizes that Employer and its affiliates market products worldwide and, therefore, performance of the same or substantially similar duties in any geographic region would be detrimental to Employer's legitimate interests; Employer has a legitimate interest which these provisions are reasonably necessary to

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                  protect; the restrictions on competition  contained herein are reasonable in time and geographic scope; and Employee is, and shall not be, unreasonably restricted in gainful employment by these provisions.

         (C) If Employee's employment by Employer is terminated for any reason by either Employee or Employer, Employee will turn over immediately thereafter to Employer all business correspondence, letters, papers, reports, customers' lists, financial statements, records, drawings, credit reports or other confidential information or documents of Employer or its affiliates in the possession or control of Employee, all of which writings are and will continue to be the sole and exclusive property of Employer or its affiliates.

         (D) If Employee's employment by Employer is terminated during the Term of this Agreement for reasons set forth in subsections 7(B) or (C) of this Agreement, Employee shall have no obligations to Employer with respect to noncompetition under subsections 9(A) and 9(B).

         10. Any termination of Employee's employment with Employer as contemplated by section 3 and section 7 hereof, except in the circumstances of Employee's death, shall be communicated by written "Notice of Termination" by the terminating party to the other party hereto. Any "Notice of Termination" must refer to one or more of subsections 7(A), 7(B), 7(C), or 7(D) and shall indicate the specific provisions of this Agreement and one or more of such subsections of section 7 relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination under one or more of such subsections of section 7.

         11. Anything in this Agreement to the contrary notwithstanding, payment of Base Compensation by the Employer or to or for the benefit of the Employee pursuant to subsection 8(B) hereof shall be inclusive of payments attributable to the confidentiality and noncompetition covenants of section 9 hereof and shall be payable whether or not deductible by the Employer for federal income tax purposes.

         12. If a dispute arises regarding other provisions of this Agreement, including enforcement of the confidentiality and noncompetition provisions hereof, then such shall be heard only by the judge and not by a jury, in any court of general jurisdiction in Elkhart County, Indiana, to which sole and exclusive jurisdiction each party irrevocably consents. The prevailing party shall be entitled to its costs, expenses and reasonable attorney's fees. No attempt will be made to consolidate, by counterclaim or otherwise, any such action or proceeding with any other action or proceeding in which there is a trial by jury or in which a jury trial cannot be or has not been waived.

         13. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been given when personally delivered, or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Employee:   Richard J. Mullin
                           3326 Deer Lake Drive
                           South Bend, IN 46614

         If to Employer:   Starcraft Corporation
                           2703 College Avenue
                           Post Office Box 1903
                           Goshen, IN  46526
                           Attention: Michael H. Schoeffler, President

Or to such address as either party herein may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         14. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Indiana. No agreements or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth in this Agreement. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain in full force and effect. This Agreement is binding upon and inures to the benefit of personal representatives, heirs, successors and assigns.

         IN WITNESS WHEREOF, the parties have caused the Agreement to be executed and delivered this 1st day of September, 2000.

"Employee"                                  "Employer"
                                            STARCRAFT CORPORATION


/s/ Richard J. Mullin                       By: /s/ Michael H. Schoeffler
-------------------------------                ---------------------------------
Richard J. Mullin                                  Michael H. Schoeffler,
                                            Its:   President


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                                    EXHIBIT A

         In Japan, Europe, and any of the 48 contiguous States of the United States of America; it being acknowledged by Employee that the Company conducts business in all such States, and also it is acknowledged by Employee that the Company presently conducts a substantial amount of its business in each of the following States:

                                    Wisconsin
                                    Michigan
                                    Illinois
                                    Indiana
                                    Ohio
                                    Pennsylvania
                                    New York
                                    Oklahoma
                                    Texas
                                    California





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